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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             ILEX ONCOLOGY, INC.
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           (Exact name of registrant as specified in its charter)


     Delaware                                           74-2699185
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

11550 IH-10 West, Suite 300
San Antonio, TX                                                78230
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(Address of principal executive offices)                     (Zip Code)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered
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Not Applicable                                         Not Applicable

       If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.[ ]

       If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.[ ]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     Common Stock, par value $.01 per share

                                (Title of Class)
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Item 1.       Description of Registrant's Securities to be Registered

              The securities to be registered are shares of common stock, $.01 par value (the "Common Stock"), of the Registrant. A description of the Common Stock is set forth under the caption "Description of Capital Stock" in the preliminary prospectus, subject to completion, dated January 31, 1997, which constitutes part of the Registrant's Registration Statement on Form S-1, as amended (Reg. No. 333-17769), under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference. Such description will be included in a form of prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Act, which prospectus shall be deemed to be incorporated herein by reference.


Item 2.       Exhibits

              1. Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit
                     3.1 of the Registration Statement on Form S-1 (Reg. No. 333-17769)).

              2. Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (Reg. No. 333-17769)).

              3. Specimen Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (Reg. No. 333-17769)).





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                                   SIGNATURE


              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   ILEX ONCOLOGY, INC.



                                   By:/s/ Richard L. Love
                                      ------------------------------------------
                                           Richard L. Love
                                           President and Chief Executive Officer
                                           (principal executive officer)


Dated:  February 14, 1997





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